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                                                                    EXHIBIT 23.3


                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Santa Anita Realty Enterprise, Inc.

and

Santa Anita Operating Company:


We consent to incorporation by reference in the Joint Registration Statement (No. 2-95228) on Form S-8, as amended through Post-Effective Amendment No. 3, the Joint Registration Statement on Form S-8 (No. 33-51843), and the Joint Registration Statement on Form S-8 (No. 33-58995) of Santa Anita Realty Enterprises, Inc. and Santa Anita Operating Company of our report dated February 9, 1996, relating to the balance sheets of Anita Associates as of December 31, 1995 and 1994, and the related statements of income, partners' deficit and cash flows for each of the years in the three-year period ended December 31, 1995, which report appears in the December 31, 1995 Joint Annual Report on Form 10-K of Santa Anita Realty Enterprises, Inc. and Santa Anita Operating Company.


                                             KPMG Peat Marwick LLP


Santa Diego, California
March 28, 1996